EXHIBIT 99.1

NEWS RELEASE

For Media, Contact:
Cynthia A. Shoop
Vice President, Corporate Communications
10435 Downsville Pike
Hagerstown, MD 21740-1766
Phone: 301-665-2718
Media Hotline: 1-888-233-3583
E-Mail: cshoop@alleghenyenergy.com	For Investor Relations, Contact:
Gregory L. Fries
General Manager, Investor Relations
10435 Downsville Pike
Hagerstown, MD 21740-1766
Phone: (301) 665-2713
E-Mail: gfries@alleghenyenergy.com

M. Beth Straka
General Manager, Investor Relations
4350 Northern Pike
Monroeville, PA 15146-2841
Phone: (412) 856-3731
E-Mail: mstraka@alleghenyenergy.com

FOR IMMEDIATE RELEASE

Allegheny Energy, Inc. Adjourns Special Meeting of Stockholders until March 14, 2003

            Hagerstown, Md., March 7, 2003 – Allegheny Energy, Inc. (NYSE: AYE) today announced the adjournment of its special meeting of Allegheny Energy stockholders to consider a proposal to amend its charter to eliminate preemptive rights of stockholders until March 14, 2003, at 11:00 a.m. The adjournment will provide stockholders with additional time to consider the proposed charter amendment.

            The reconvened meeting will be held on March 14, 2003, at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, NY. The sole purpose of the meeting is to consider the proposal to amend Allegheny Energy’s charter. No other business shall take place at the reconvened special meeting of stockholders.

            It is not necessary for stockholders who have already voted by proxy to take any further action if they do not wish to change their votes. All additional stockholders as of the original record date of January 27, 2003, will be entitled to vote by proxy or in person at the reconvened meeting.

            The Board of Directors of Allegheny Energy has unanimously recommended a vote FOR removing the preemptive rights provision. In addition, Institutional Shareholder Services, widely recognized as the leading independent proxy advisory firm in the nation, has recommended that Allegheny Energy stockholders vote FOR the Company’s proposal.

            Stockholders with questions on how to vote their shares can contact the Company’s proxy solicitor, MacKenzie Partners, Inc., at (800) 322-2885 (toll free) or (212) 929-5500 (call collect) or via e-mail at proxy@mackenziepartners.com. The definitive proxy materials are also available on the Securities and Exchange Commission’s web site at www.sec.gov or on the Company’s web site at www.alleghenyenergy.com.

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            With headquarters in Hagerstown, Md., Allegheny Energy is an integrated energy company with a balanced portfolio of businesses, including Allegheny Energy Supply, which owns and operates electric generating facilities and supplies energy and energy-related commodities in selected domestic retail and wholesale markets; Allegheny Power, which delivers low-cost, reliable electric and natural gas service to about three million people in Maryland, Ohio,

Pennsylvania, Virginia, and West Virginia; and a business offering fiber-optic and data services. More information about the Company is available at www.alleghenyenergy.com.

            Certain statements contained herein constitute forward-looking statements with respect to Allegheny Energy, Inc. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of Allegheny Energy to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors may affect Allegheny Energy’s operations, markets, products, services, prices, capital expenditures, development activities, and future plans. Such factors include, among others, the following: changes in general, economic, and business conditions; changes in the price of electricity and natural gas; changes in industry capacity; changes in technology; changes in financial and capital market conditions; changes in political and social conditions, deregulation activities and the movement toward competition in the states served by our operations; the effect of regulatory and legislative decisions; regulatory approvals and conditions; the loss of any significant customers; litigation; and changes in business strategy or business plans.

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